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                                                                   Exhibit 3.2



                              AMENDED AND RESTATED

                                     BYLAWS

                                       of

                          GENESIS HEALTH VENTURES, INC.

               These Bylaws are adopted by the Corporation and are
              supplemental to the Pennsylvania Business Corporation Law as the name shall from time to time be in effect.

ARTICLE I. SHAREHOLDERS AND DIRECTORS

         Section 101.1 Place of Shareholders' Meetings. All meetings of the shareholders shall be held at such place or places, inside or outside the Commonwealth of Pennsylvania, as determined by the Board of Directors from time to time.

         Section 101.2 Annual Shareholders' Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of other business which is properly brought before such meeting, shall be held in each calendar year, at a time and place determined by the Board of Directors.

         Section 101.3 Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

         Section 101.4 Conduct of Shareholders' Meetings. The Chairman of the Board shall preside at all Shareholders' meetings. In the absence of the Chairman of the Board, the President shall preside or, in his or her absence, any officer designated by the Board of Directors. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any questions.

         Section 102.1 Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws directed or required to be exercised or done by the shareholders.
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         Section 102.2. Nomination for Directors. Beginning with the annual meeting of the shareholders to be held in 2002, nominations by shareholders for directors to be elected at a meeting of shareholders and which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Corporation in writing, either by personal delivery, nationally recognized express mail or United States mail, postage prepaid, not later than
(i) with respect to an election to be held at an annual meeting of shareholders, the latest date upon which shareholder proposals must be submitted to the Corporation for inclusion in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such nomination shall set forth: (i) the name and address of the shareholder making the nomination and of the person or persons nominated; (ii) a representation that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; (iii) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations were made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. All late nominations shall be rejected. Notwithstanding the foregoing, at any time prior to the election of directors at a meeting of shareholders, the Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated as set forth above and who, for any reason, becomes unavailable for election as a director.

         Section 102.3. Number of Directors. The Board of Directors shall consist of initially eight (8) directors and, after an initial one year term following the effectiveness of the Corporation's Plan of Reorganization dated September 12, 2001, (i) the Board of Directors shall consist of not less than 8 nor more than 13 directors as shall be established from time to time by majority vote of the members in office of the Board of Directors, and (ii) the Board shall be divided into three classes in accordance with the Corporation's Amended and Restated Articles of Incorporation.

         Section 102.4. Term of Directors. Each director shall serve until his successor is elected and qualifies, even though his term of office has otherwise expired, except in the event of his earlier resignation, removal or disqualification.

         Section 102.5. Resignations of Directors. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

         Section 102.6. Vacancies in the Board of Directors. Should a vacancy in the Board of Directors occur or be created, whether arising through death, resignation, retirement or removal of a Director, such vacancy shall be filled by a majority vote of the remaining Directors. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

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         Section 102.7. Compensation of Directors. Unless the Board of Directors
otherwise determines, directors shall not be entitled to any compensation for their services as directors; provided that directors who are not also employees of the Corporation shall be reimbursed by the Corporation for all out-of-pocket expenses actually incurred by such directors in attending meetings of the Board of Directors or any committees thereof. Any director may serve the Corporation in other capacities and be entitled to such compensation therefor as is determined by the Board of Directors.

         Section 102.8. Annual Meeting of Directors. An annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the shareholders and at such other times as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting.

         Section 102.9. Meetings of the Directors. Meetings of the Board of Directors may be called by the Chairman or any three members of the Board of Directors. Any one member of the Board of Directors may request that the Chairman of the Board of Directors call a meeting of the Board of Directors. Upon the request of the Chairman or such three directors, it shall be the duty of the Secretary of the Corporation to fix the date of such meeting to be held at such time, not less than three (3) business days after the receipt of such request as the Secretary may determine and to give due notice thereof for any such meeting to be held at the principal office of the Corporation or at any other place designated in the notice of the meeting; or, in the alternative, not less than twenty-four (24) hours after the receipt of such request as the Secretary may determine and to give due notice thereof for any such meeting where any director may participate by using a conference telephone or similar communications equipment, by means of which all such persons participating in the meeting can hear each other.

         Section 102.10. Notice of Directors' Meetings. Whenever notice of a meeting of the Board of Directors is required, it shall be in writing and shall be made to each director to his or her address appearing on the books of the Corporation by hand delivery, first class or express mail (postage prepaid), courier service (charges prepaid) or by facsimile transmission. Unless otherwise required by law or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 102.11. Reports and Records. The reports of officers and committees and the records of the proceedings of all committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

         Section 102.12. Committees. The following committees of the Board of Directors shall be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish: (a) Executive Committee; (b) Audit and Compliance Committee; and (c) Compensation Committee.

         Section 102.13. Executive Committee. The Executive Committee shall consist of at least three (3) directors. Meetings of the Committee may be called whenever two or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

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         Section 102.14. Audit and Compliance Committee. The Audit and
Compliance Committee shall consist of at least three (3) directors, a majority of which shall be independent. Meetings of the Audit and Compliance Committee Committee may be called at any time by the Chairman or Secretary of the Audit and Compliance Committee, and shall be called whenever two or more members of the Committee so request in writing. The Audit and Compliance Committee shall have the following authority, powers and responsibilities:

                  (a) To recommend each year to the Board the independent accountants to audit the annual financial statements of the Corporation and its consolidated subsidiaries and to review the fees charged for such audits or for special engagements given to such accountants;

                  (b) To meet with the independent accountants, Chief Executive Officer, Chief Financial Officer and any other Corporation executives as the Audit and Compliance Committee deems appropriate at such times as the Audit and Compliance Committee shall determine to review: (i) the scope of the audit plan;
(ii) the Corporation's financial statements; (iii) the results of external and internal audits; (iv) the effectiveness of the Corporation's system of internal controls; (v) any limitations imposed by Corporation personnel on the independent public accountants; and (vi) such other matters as the Audit and Compliance Committee shall deem appropriate;

                  (c) To report to the entire Board at such time as the Audit and Compliance Committee shall determine;

                  (d) To take such other action as the Audit and Compliance Committee shall deem necessary or appropriate to assure that the interests of the Company are adequately protected.

         Section 102.15. Compensation Committee. The Compensation Committee shall consist of at least two (2) directors. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Committee shall review compensation of executive officers and make recommendations to the Board of Directors regarding executive compensation and shall have such other duties as the Board of Directors prescribes.

         Section 102.16. Appointment of Committee Members. The Board of Directors shall appoint or shall establish a method of appointing the members of the Executive, Audit and Compensation Committees and of any other committees established by the Board of Directors, and the Chairman of each such committee, to serve until the next annual meeting of shareholders.

         Section 102.17. Organization and Proceedings. Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman, as it may deem necessary. The Secretary of the Executive Committee shall be the Secretary of the Corporation, but the Secretary of the Audit and Compensation Committees and of any other committee need not be the Secretary of the Corporation. A record of the proceedings of all committees shall be kept by the Secretary of such committee and filed and presented as provided in Section 102.12 of these Bylaws.

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         Section 102.18. Committees. In the absence or disqualification of any member of any committee established by the Board Directors, the members thereof who are present at any meeting such committee and are not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member.

         Section 103. Absentee Participation in Meetings. A director or shareholder (as the case may be) may participate in a meeting of the Board of Directors, a meeting of a committee established by the Board of Directors, or a meeting of the shareholders, by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

ARTICLE II. OFFICERS

         Section 201. Officers. The Corporation shall have a Chairman, a President, a Secretary and a Treasurer, and may have one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and other officers and assistant officers as the Board of Directors may from time to time deem advisable.

         Section 202. Election and Term of Officers. The Chairman and Chief Executive Officer, President and Chief Operating Officer, Secretary, and Treasurer of the Corporation shall be elected annually by the Board of Directors at the annual meetings of the Board of Directors. All other officers and assistant officers shall be elected by the Board of Directors at the time, in the manner, and for such term as the Board of Directors from time to time determines. Each officer and assistant officer shall serve until his successor is duly elected and qualifies, or until he resigns or is removed from office.

         Section 203. Compensation. Unless otherwise provided by the Board of Directors, the compensation of officers and assistant officers shall be fixed by the Chairman.

         Section 204. Chairman and Chief Executive Officer. The Chairman shall be the chief executive officer of the Corporation, and, subject to the direction and control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. Unless a designation to the contrary is made at a meeting, the Chairman, when present, shall preside at all meetings of the shareholders and of the Board of Directors. As authorized by the Board of Directors, the Chairman may execute and seal, or cause to be sealed, all instruments requiring such execution. Upon request of the Board of Directors, the Chairman shall report to it all matters which the interests of the Corporation may require to be brought to the attention of the Board of Directors.

         Section 205. President and Chief Operating Officer. The president shall be the chief operating officer of the Corporation. As authorized by the Board of Directors, the President may execute and seal, or cause to be sealed, all instruments requiring such execution, except to the extent that signing and execution thereof is expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or disability of the Chairman, the President, unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of the Chairman.

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         Section 206. Vice President, Secretary, Treasurer, and Assistant
Officers. In the absence or disability of the President, the Vice President or Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors or the Chairman shall perform the duties and exercise the powers of the President.

                  The Vice President or Vice Presidents, the Secretary, the Treasurer, the Assistant Secretary or Secretaries, and the Assistant Treasurer or Treasurers, shall act under the direction of the Chairman and shall perform all duties which are prescribed by the Chairman or the Board of Directors.

ARTICLE III. PERSONAL LIABILITY AND INDEMNIFICATION

         Section 301.1.1.  Personal Liability of Directors.

                  (a) A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

                           (1) the director has breached or failed to perform
the duties of his office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation of 1988 (which, as amended from time to time, is hereafter called the "Business Corporation Law"); and

                           (2) the breach or failure to perform constitutes
self-dealing, willful misconduct or recklessness.

                  (b) This Section 301.1.1 shall not limit a director's liability for monetary damages to the extent prohibited by the Business Corporation Law.

         Section 301.1.2. Mandatory Indemnification. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 301.1.4 hereof. Persons who were members, directors or officers of the Corporation prior to the date this Section is approved by shareholders of the Corporation, but who do not hold such office on or after such date, shall not be covered by this Section 301.1. A director or officer of the Corporation entitled to indemnification under this Section
301.1.2 is hereafter called a "person covered by Section 301.1.2 hereof".

         Section 301.1.3. Expenses. Expenses incurred by a person covered by
Section 301.1.2 hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 301.1.4.

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         Section 301.1.4. Exceptions. No indemnification under Section 301.1.2 or advancement or reimbursement of expenses under Section 301.1.3 shall be provided to a person covered by Section 301.1.2 hereof (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self-dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to such person by an insurance carrier under a policy of officers' and directors' liability insurance whose premiums are paid for by the Corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 301.1.2 or advancement or reimbursement of expenses under Section 301.1.3, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

         Section 301.1.5. Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Section 301.1 shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 301.1.6.  General Provisions.

                  (a) The term "to the fullest extent permitted by applicable law", as used in this Section 301.1, shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 301.1.2 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option, (i) on the basis of the applicable law on the date this Section was approved by the shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

                  (b) The right of a person covered by Section 301.1.2 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 301.1.3 (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Section with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

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                  (c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorneys' fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                  (d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Section 301.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in such director or officer's official capacity and as to action in another capacity while holding that office.

                  (e) Nothing contained in this Section 301.1 shall be construed to limit the rights and powers the Corporation possesses under the Business Corporation Law, or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

                  (f) The provisions of this Section 301.1 may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 301.1.2 hereof by a written agreement signed by the Corporation and such person.

                  (g) The Corporation shall have the right to appoint the attorney for a person covered by Section 301.1.2 hereof, provided such appointment is not unreasonable under the circumstances.

         Section 301.1.7. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Section 301.1.

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ARTICLE IV. SHARES OF CAPITAL STOCK

         Section 401. Authority to Sign Share Certificate. Every share certificate of the Corporation shall be signed by the Chairman and Chief Executive Officer and by the Secretary or one of the Assistant Secretaries. If the certificate is signed by a transfer agent or registrar, the signature of any officer of the Corporation on the certificate may be facsimile, engraved or printed.

         Section 402. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such shareholder: (a) requests such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation an indemnity bond deemed sufficient by the Board of Directors; and (c) satisfies any other reasonable requirements fixed by the Board of Directors.

ARTICLE V. GENERAL

         Section 501. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 502. Record Date. The Board of Directors may fix any time prior to the date of any meeting of shareholders as a record date for the determination of shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. The Board of Directors may fix any time whatsoever (whether or not the same is more than ninety (90) days) prior to the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

         Section 503. Emergency Bylaws. In the event of any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum cannot be readily assembled and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws.

                  (a) A meeting of the Board of Directors or of any committee thereof may be called by any officer or director upon one hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

                  (b) The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof shall constitute a quorum; and

                  (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

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         Section 504. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VI. AMENDMENTS

         Section 601. Amendment or Repeal by the Board of Directors. Except as provided by applicable law, these Bylaws may be amended or repealed, in whole or in part, by a majority vote of the members of the Board of Directors present and voting at any duly convened regular or special meeting of the Board.

         Section 602. Amendment or Repeal by Shareholders. These Bylaws may be amended or repealed, in whole or in part, by shareholders as follows: (i) in the case of an amendment or repeal that has previously received the approval of the Board of Directors, by a majority of the votes cast by shareholders at any duly convened annual or special meeting of the shareholders; and (ii) in the case of an amendment or repeal that has not previously received the approval of the Board of Directors, by a vote of shareholders entitled to cast at least 75 percent of the votes which all shareholders are entitled to cast thereon at any annual or special meeting of the shareholders. This Section 602 may be amended or repealed, in whole or in part, only by a vote of shareholders entitled to cast at least 75 percent of the votes which all shareholders are entitled to cast thereon at any duly convened annual or special meeting of shareholders.

         Section 602. Recording Amendments. The text of all amendments to these Bylaws shall be attached hereto, and a notation of the date of its adoption and a notation of whether it was adopted by the directors or the shareholders shall be made in Section 702 hereof.

ARTICLE VII. ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS THERETO

         Section 701. Adoption and Effective Date. These Bylaws have been adopted as the Bylaws of the Corporation this 2nd day of October, 2001, and shall be effective as of said date.

         Section 702.  Amendments to Bylaws.

         December 31, 2001 - Article I, Section 101.5




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ARTICLE I SHAREHOLDERS AND DIRECTORS

         Section 101.5 Quorum. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of the shareholders shall constitute a quorum for the purpose of consideration and action on the matter. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present.

























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